Exhibit 99.3

TPT Global Tech Signed A Common Stock Purchase Agreement Whereby A Southern California Institutional Investment Fund Will Invest Up To $5M As the Company Explores Up Listing to Major US Stock Exchange

San Diego, CA (June 1, 2020). TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCBB: TPTW) today announced the company signed a Common Stock Purchase Agreement (“Equity Investment”) whereby a Southern California institutional investment fund will invest up to $5M as the company explores the next major milestone, up listing to a major US stock exchange, NASDAQ or the NYSE. TPTW may draw on the Equity Investment, as needed and as defined, through December 31, 2021, to avoid creating heavy dilution to existing TPTW shareholders. The Equity Investment will be in common shares of TPTW after appropriate registration with the SEC and is not a toxic convertible debt. The company reserves the right to sell its common shares under the Equity Investment to the Institutional Investment Fund at any time which is at the sole discretion of management. No minimum number of common shares is required to be sold to the fund and the company can sell shares to the fund every 5 trading days if desirable, limited to the median daily trading volume of the Company’s common stock over the most recent five business days. The Equity Investment, although it contains a fixed price option if agreed by the Company and the Institutional Investment Fund, will be at a 15% discount to market, allowing the company to sell its common shares at a higher market price as our share price increases.

The company may have multiple closings, as desirable, and proceeds will be available 5 business days from each closing notice. The company intends to use the proceeds from the Equity Investment for debt reduction, completion of the company’s 4G +/5G network expansion plan throughout its TPT subsidiary TPT SpeedConnect Midwestern network, launching of its TV and social media platforms, further deployment of its QuikLAB™ & QuikPASS™ Point-Of-Care Technology products across the United States and abroad, as well as support of general and administrative expenses and general working capital.

“It has been a long and challenging ride over these past several years to position the company to be able to finally raise working capital in the US capital markets and at the same time be in position to pursue an up listing to a major US stock exchange. This is truly a milestone and a testament to the hard work of our TPT Global Tech Management team. We look forward to executing our corporate objectives at an accelerated pace with the new working capital available to the company.” said Stephen Thomas, CEO of TPTW.

About TPT Global Tech
TPT Global Tech Inc. (TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. It’s TPT MedTech subsidiary is a provider of Covid/Health testing services on a global scale and its industry-leading platforms are helping travelers get back to travel, events take place and generally speaking helping life get back to a new normal. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cell phone services, Mobile phones Cell phone Accessories and Global Roaming Cell phones.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

IR-Frank Benedetto
619-915-9422

PR-Shep Doniger
561-637-5750
sdoniger@bdcginc.com

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